     As filed with the Securities and Exchange Commission on July 7, 1999
                     Registration Statement No. 333-40147

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                _______________

                            JONES INTERCABLE, INC.
            (Exact name of Registrant as specified in its charter)


         Colorado                                           84-0613514
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)


                            c/o Comcast Corporation
                              1500 Market Street
                     Philadelphia, Pennsylvania 19102-2148
                                (215) 665-1700
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)


                                Arthur R. Block
               Vice President and Senior Deputy General Counsel
                              Comcast Corporation
                              1500 Market Street
                     Philadelphia, Pennsylvania 19102-2148
                                (215) 665-1700
                    (Name, address, including zip code, and
         telephone number, including area code, of agent for service)

================================================================================

Deregistration of Unsold Securities
-----------------------------------


          The Registrant hereby requests the deregistration of 2,090,380 shares of Class A Common Stock, $.01 par value per share, of the Registrant, which were not sold under this Registration Statement.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-40147 to be signed on its behalf by the undersigned, thereunto authorized, in the City of Philadelphia and the Commonwealth of Pennsylvania on the 30th day of June, 1999.

                                     JONES INTERCABLE, INC.,
                                     a Coloroado corporation


                                     By: /s/Arthur R. Block
                                         ---------------------------
                                         Arthur R. Block
                                         Vice President